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                                                                 EXHIBIT 2.(a)

                                                  April 29, 2003


Board of Directors
MONY Life Insurance Company of America
1740 Broadway
New York, New York 10019

To The Board of Directors:

     In my capacity as Vice President-Variable Products and Broker-Dealer Operations Counsel of MONY Life Insurance Company, I have supervised the preparation of Post-Effective Amendment No. 14 to the registration statement of MONY America Variable Account L (the "Account") (File No. 333-56969) on Form S-6 to be filed by MONY Life Insurance Company of America (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940. Such registration statement describes certain flexible premium variable life insurance policies (the "Policies") which will participate in the Account.

     I am of the following opinion:

     1. The Company was organized in accordance with the laws of the State of Arizona, and is a duly authorized stock life insurance company under the laws of Arizona and the laws of those states in which the Company is authorized to do business;

     2. The Policies, when issued in accordance with the prospectus contained in the aforesaid registration statement and upon compliance with the applicable local law, will be legal and binding obligations of the Company in accordance with their terms.

     3. The Account is duly created and validly existing as a separate account of the Company pursuant to Arizona law.

     4. The assets held in the Account are equal to the reserves and other liabilities of the Account will not be charged with liabilities that arise from any other business the Company conducts.

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Board of Directors
April 29, 2003
Page 2

     In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

     I hereby consent to the filing of this opinion as an exhibit to the aforesaid registration statement and to the reference to me under the caption "Legal Matters" in the Prospectus contained in the said registration statement.

                                        Very truly yours,

                                        /s/ Arthur D. Woods

                                        Arthur D. Woods, Esq.
                                        Vice President-Variable Products
                                        and Broker-Dealer Operations Counsel of
                                        MONY Life Insurance Company